The Bond Fund of America

June 30, 2015

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$172,729
Class B	$767
Class C	$7,699
Class F1	$6,027
Class F2	$14,453
Total	$201,675
Class 529-A	$8,208
Class 529-B	$61
Class 529-C	$1,807
Class 529-E	$385
Class 529-F1	$677
Class R-1	$293
Class R-2	$3,377
Class R-2E	$1
Class R-3	$5,556
Class R-4	$4,688
Class R-5	$2,213
Class R-6	$24,977
Total	$52,243

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.1178
Class B	$0.0706
Class C	$0.0671
Class F1	$0.1155
Class F2	$0.1320
Class 529-A	$0.1118
Class 529-B	$0.0626
Class 529-C	$0.0631
Class 529-E	$0.0977
Class 529-F1	$0.1263
Class R-1	$0.0690
Class R-2	$0.0724
Class R-2E	$0.0938
Class R-3	$0.0982
Class R-4	$0.1182
Class R-5	$0.1367
Class R-6	$0.1394

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,471,416
Class B	9,280
Class C	112,337
Class F1	52,724
Class F2	115,432
Total	1,761,189
Class 529-A	73,686
Class 529-B	850
Class 529-C	28,486
Class 529-E	3,959
Class 529-F1	5,579
Class R-1	4,162
Class R-2	46,006
Class R-2E	13
Class R-3	55,502
Class R-4	39,969
Class R-5	16,352
Class R-6	188,520
Total	463,084

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$12.68
Class B	$12.68
Class C	$12.68
Class F1	$12.68
Class F2	$12.68
Class 529-A	$12.68
Class 529-B	$12.68
Class 529-C	$12.68
Class 529-E	$12.68
Class 529-F1	$12.68
Class R-1	$12.68
Class R-2	$12.68
Class R-2E	$12.68
Class R-3	$12.68
Class R-4	$12.68
Class R-5	$12.68
Class R-6	$12.68